Exhibit 10.2
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
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SUPPLY AGREEMENT
          THIS SUPPLY AGREEMENT (this “Agreement”) dated as of February 19, 2008, by and between NOVAVAX, INC., a Delaware corporation (“Novavax”), and GRACEWAY PHARMACEUTICALS, LLC, a Delaware limited liability company (“Graceway”). Novavax and Graceway may be referred to individually as a “Party” or collectively as the “Parties”.
          WHEREAS, Novavax has been engaged in the development, manufacture, and supply of the Product (as hereinafter defined);
          WHEREAS, on the date hereof, Graceway and Novavax have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) for the acquisition by Graceway from Novavax of all rights of Novavax associated with the Product in the Territory; and
          WHEREAS, Graceway desires to have Novavax manufacture and supply, and Novavax desires to manufacture and supply to Graceway, the Product for sale by Graceway or its designees, subject to the conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATIONS
          As used throughout this Agreement, each of the following terms shall have the respective meanings set forth below:
          “Affiliate” shall mean, with respect to any Person, any other Person that, (a) directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, (b) is an officer, director, trustee, partner (general or limited), employee or holder of ten percent (10%) or more of any class of any voting or non-voting securities or other equity in the first Person, or (c) is an officer, director, trustee, partner (general or limited), employee or holder of ten percent (10%) or more of any class of the voting or non-voting securities or other equity in any Person which directly or indirectly is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of either (i) ten percent (10%) or more of the voting power of the securities having ordinary voting power for the election of directors of the first Person, or (ii) the power to direct or cause the direction of the management or policies of the first Person (whether through ownership of securities, partnership interests or any other ownership or debt interests, by contract or otherwise).
          “Agreement” shall have the meaning set forth in the Preamble.

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          “Allergan Agreement” shall mean the Asset Purchase Agreement dated as of the date hereof among Graceway, Allergan USA, Inc. and Allergan, Inc.
          “Asset Purchase Agreement” shall have the meaning set forth in the Preamble.
          “Bankruptcy Code” shall have the meaning set forth in Section 7.02.
          “Bankruptcy Laws” shall have the meaning set forth in Section 7.02.
          “cGMP” shall mean good manufacturing practices according to 21 C.F.R. Parts 210 and 211.
          “Catalent” shall mean Catalent Pharma Solutions, Inc. as the contract manufacturer of the Product pursuant to the Catalent Agreement.
          “Catalent Agreement” shall mean the Facility Reservation Agreement dated February 8, 2002, between Novavax and Catalent, as renewed and amended by that certain letter agreement dated February 12, 2008 between Catalent and Novavax.
          “Catalent Facility” shall mean Catalent’s manufacturing facility for the Product located at 3001 Red Lion Road, Philadelphia, Pennsylvania 10014.
          “Confidential Information” shall have the meaning set forth in Section 13.01.
          “Damages” shall have the meaning ascribed to such term in Section 16.01.
          “Delivery Schedule” shall have the meaning set forth in Section 4.01(a).
          “Expiration Date” shall have the meaning set forth in Article 6.
          “FDA” means the United States Food and Drug Administration and successor bodies.
          “Force Majeure Event” shall have the meaning set forth in Article 11.
          “Indemnified Party” shall have the meaning set forth in Section 16.03.
          “Indemnifying Party” shall have the meaning set forth in Section 16.03.
          “Lot” means approximately [* * *] Units of the Product.
          “Manufacturing Equipment” shall mean the Manufacturing Equipment transferred and assigned by Novavax to Graceway pursuant to the Asset Purchase Agreement.
          “Packaging and Promotional Material” shall have the meaning set forth in Article 12.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
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          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or governmental authority.
          “Product” shall mean Estrasorb, as more fully described on Schedule A to this Agreement, manufactured and packaged in accordance with the Specifications.
          “Raw Materials” shall mean the materials, components and packaging required to manufacture and package the Product in accordance with the Specifications.
          “Raw Materials Inventory” shall mean the Raw Materials acquired by Graceway pursuant to the Allergan Agreement.
          “Raw Materials Specifications” shall mean the specifications for the composition, product safety assurance, manufacture, packaging, and/or quality control of the Raw Materials, as set forth on Schedule B-1 attached hereto and made a part hereof, as the same may hereafter be modified by mutual agreement of the Parties in writing.
          “Specifications” shall mean the specifications for the design, composition, product safety assurance, manufacture, packaging, and/or quality control of the Product, as set forth on Schedule B-2 attached hereto and made a part hereof, as the same may hereafter be modified by mutual agreement of the Parties in writing.
          “Stability Date” shall have the meaning set forth in Section 10.06.
          “Territory” shall mean the United States, Mexico and Canada.
          “Third Party Claim” shall have the meaning set forth in Section 16.03.
          “Unit” means a packaged month of therapy of the Product for an individual end user, consisting of 56 pouches each containing 1.74 grams of the Product.
          “United States” shall mean the fifty states of the United States of America and its territories and possessions including Puerto Rico, irrespective of its political structure, and the District of Columbia.
ARTICLE 2
SUPPLY OF THE PRODUCT
          During the term of this Agreement, Novavax shall manufacture and supply exclusively to Graceway those quantities of the Product as set forth in this Agreement. Each Lot manufactured and sold to Graceway hereunder will conform to all Specifications for the Product, and shall be manufactured, tested, released and stored in accordance with cGMPs, applicable FDA and other rules and regulations, and the terms and conditions of this Agreement. Subject to the terms and conditions herein, Novavax will provide, at its sole cost and expense, the facilities, equipment, labor (and supervision thereof) and know-how necessary for the manufacture, testing

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(including stability), packaging and supply of the Product to Graceway in accordance with the terms and conditions of this Agreement.
ARTICLE 3
TRANSFER PRICE; PAYMENT TERMS
     3.01 Transfer Price.
          The transfer price of the Product from Novavax to Graceway pursuant to this Agreement will be $ [* * *] per Unit. Such transfer price shall be all inclusive and Graceway shall have no obligation to pay any other amounts to Novavax related to the manufacture and supply of the Product to Graceway pursuant to this Agreement, except as otherwise specifically set forth in this Agreement.
     3.02 Payment Terms.
          Payment terms on all deliveries of the Product to Graceway under this Agreement shall be thirty (30) days from the delivery of an invoice by Novavax for such Product delivery, which invoice shall be provided by Novavax to Graceway on or after the delivery of such Product to Graceway.
ARTICLE 4
LOTS PURCHASED
     4.01 Quantity; Schedule of Delivery.
          (a) Graceway agrees to purchase, and Novavax agrees to manufacture and supply to Graceway, an aggregate amount of [* * *] Lots in accordance with the delivery schedule attached hereto at Schedule 4.01 (the “Delivery Schedule”).
          (b) Novavax acknowledges and agrees that all of the Raw Materials Inventory is being held by Novavax at the Catalent Facility. Novavax is permitted to use such Raw Materials Inventory solely in connection with the manufacture of the Product for Graceway pursuant to this Agreement. In the event that the Raw Materials Inventory has expired or lacks sufficient expiration dating (two (2) years), or additional Raw Materials are required for Novavax to manufacture the required Lots for Graceway pursuant to this Agreement, then Novavax will acquire sufficient additional Raw Materials to produce the required Lots without additional expense to Graceway.
     4.02 Conflicts.
          To the extent of any conflict or inconsistency between this Agreement and any order, acknowledgement, confirmation, acceptance or any similar document, the terms of this Agreement shall govern.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
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ARTICLE 5
ADDITIONAL AGREEMENTS
     5.01 Other Affiliates.
          If any other Affiliate of Graceway desires to purchase the Product from Novavax pursuant to the terms of this Agreement, then, upon the execution of a copy of this Agreement by such Affiliate, Novavax shall accord such Affiliate all of the benefits hereof and treat such Affiliate the same as Graceway for the purposes of this Agreement; provided, that this Section 5.01 will not be construed to relieve Graceway of any of its obligations hereunder.
     5.02 Exclusive Rights.
          During the term of this Agreement, Novavax shall supply Graceway, on an exclusive basis, with the Product for sale in the Territory and neither Novavax nor any of its Affiliates shall sell or distribute the Product within the Territory.
     5.03 Insurance.
          Each of Novavax and Graceway agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies of a type and coverage amount consistent with Novavax’s and Graceway’s past practices. Upon Graceway’s request, Novavax shall provide to Graceway a certificate of coverage or other written evidence reasonably satisfactory to Graceway of such insurance coverage. Upon Novavax’s request, Graceway shall provide to Novavax a certificate of coverage or other written evidence reasonably satisfactory to Novavax of such insurance coverage.
     5.04 Personnel.
          During the term of this Agreement, Novavax (itself or through one or more third party contract manufacturers) shall maintain a workforce of appropriate size, training and experience sufficient for the manufacturing, packaging, testing (including stability) and supply of the Product to Graceway pursuant to the terms and conditions of this Agreement, and for the satisfaction of Novavax’s obligations under this Agreement.
     5.05 Manufacturing Equipment.
          Novavax shall use the Manufacturing Equipment solely for purposes of manufacturing and supplying the Product to Graceway pursuant to the terms and conditions of this Agreement. Novavax shall, during the term of this Agreement, clean and maintain the Manufacturing Equipment in good operating condition and repair (ordinary wear and tear excepted) and in accordance with good industry and manufacturing practices and applicable laws, rules and regulations. Novavax shall, at its sole cost and expense, be responsible for maintaining all warranty, service and maintenance agreements related to the Manufacturing Equipment in full force and effect, including all preventative maintenance and calibration

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programs and agreements during the term of this Agreement. Graceway, as the owner of the Manufacturing Equipment, shall bear the risk of loss of the Manufacturing Equipment, but subject to Novavax’s compliance with its obligations under this Agreement.
ARTICLE 6
TERM
          Subject to the survival provisions of Section 17.12, the term of this Agreement shall commence on the date hereof and, unless terminated earlier pursuant to Article 7, shall remain in effect until the later of the following dates (the “Expiration Date”): (a) July 31, 2008, or (b) such time that Novavax has delivered, and Graceway has accepted in accordance with the terms of this Agreement, the aggregate number of Lots set forth in Section 4.01.
ARTICLE 7
TERMINATION
     7.01 Breach.
          This Agreement may be terminated, prior to the Expiration Date, by either Party by giving written notice of its intent to terminate and stating the grounds therefor if the other Party shall materially breach or materially fail in the observance or performance of any representation, warranty, guarantee, covenant or obligation under this Agreement. The Party receiving such notice shall have sixty (60) days from the date of receipt thereof to cure the breach or failure; provided, that the cure period for a failure to make timely payment hereunder shall be only thirty (30) days. If the Party receiving such notice does not cure such breach or failure within such cure period, then this Agreement shall automatically terminate effective as of the end of such period.
     7.02 Insolvency, Etc.
          This Agreement may be terminated, prior to the Expiration Date, upon thirty (30) days advance written notice by either Party: (a) in the event that the other Party hereto shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect (the “Bankruptcy Code”), (iv) file a petition seeking to take advantage of any law (the “Bankruptcy Laws”) relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (v) take any corporate action for the purpose of effecting any of the foregoing; or (b) if a proceeding or case shall be commenced against the other Party hereto in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Party or of all or any substantial part of its assets, or (iii) similar relief under any Bankruptcy Laws, or an order, judgment or decree approving any of the foregoing shall be

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entered and continue unstayed for a period of sixty (60) days; or (c) an order for relief against the other Party hereto shall be entered in an involuntary case under the Bankruptcy Code.
     7.03 Effect of Termination.
          (a) Notwithstanding the termination of this Agreement for any reason, each Party hereto shall be entitled to recover any and all Damages which such Party shall have sustained by reason of the breach by the other Party hereto of any of the terms of this Agreement. Termination of this Agreement for any reason shall not release either Party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such termination, nor affect in any way the survival of any other right, duty or obligation of either Party hereto which is expressly stated elsewhere in this Agreement to survive such termination. In the case of a termination under Section 7.01 above, the non-defaulting Party may pursue any remedy available in law or in equity with respect to such breach, subject to the terms of Section 17.01.
          (b) In the event that this Agreement expires or is terminated for any reason, Novavax shall return to Graceway (at no cost to Graceway) any Raw Materials Inventory that has not been utilized prior to the expiration or earlier termination of this Agreement. Novavax shall deliver, and Graceway shall accept delivery of, any such Raw Materials Inventory within five (5) days after such expiration or termination of this Agreement to a location designated by Graceway. Such delivery shall be F.O.B. Catalent Facility.
     7.04 Cleaning and Restoration of Manufacturing Equipment.
          (a) Prior to or promptly after the expiration or termination of this Agreement, Novavax shall (i) clean the Manufacturing Equipment in accordance with good industry and manufacturing practices and applicable laws, rules and regulations; (ii) restore the Manufacturing Equipment to the condition that existed as of the date of this Agreement (ordinary wear and tear excepted); (iii) disconnect, disassemble and make the Manufacturing Equipment available for removal from the Catalent Facility; and (iv) make its personnel reasonably available to assist Graceway in said removal. Graceway shall remove the Manufacturing Equipment from the Catalent Facility within forty-five (45) days after receiving written notice from Novavax that the Manufacturing Equipment is ready for transport. Novavax shall be solely responsible for all costs and expenses incurred by it (including, without limitation, rent and other non-routine costs incurred to clean, handle or decommission the Manufacturing Equipment irrespective of when incurred) in complying with its obligations under this Section 7.04(a); provided, that Graceway agrees to reimburse Novavax for up to Two Hundred Fifty Thousand Dollars ($250,000) of such costs and expenses to the extent supported by reasonably detailed documentation (excluding any rent expenses with respect to the period prior to June 30, 2008).
          (b) Novavax shall be responsible for complying with the terms of the Catalent Agreement that are applicable to Novavax’s obligations hereunder, including terms related to (i) the use, maintenance, occupancy or possession of the Catalent Facility, (ii) the cleaning and removal of the Manufacturing Equipment from the Catalent Facility, and (iii) the restoration of

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the Catalent Facility as required by Catalent, whether under the Catalent Agreement or otherwise.
     7.05 Transfer Assistance.
          (a) During the term of this Agreement and for ninety (90) days after the acceptance by Graceway of the last Lot (per the Delivery Schedule), Novavax shall, at Graceway’s request, assist Graceway with (i) the relocation of the Manufacturing Equipment to a new location and the installation of the Manufacturing Equipment at such new location such that the Manufacturing Equipment is fully operational at such new location for the manufacturing of the Product in accordance with the Specifications and (ii) designating alternative supplier(s) of the Product and qualifying and enabling Graceway, any alternative supplier(s) and supplier’s manufacturing sites to manufacture and supply the Product in accordance with all applicable laws, Product approvals and Specifications, including (A) the transfer and disclosure of, and enablement of such parties and sites with respect to technology and (B) the provision of relevant technical documentation, technical expertise, and development reports and/or historical documentation reasonably necessary for the transfer and qualification of both analytical methodologies and manufacturing processes with respect to such parties and sites. All such assistance shall be provided during Novavax’s normal business hours at times and locations to be mutually agreed upon by the Parties.
           (b) Novavax shall make any technically qualified individuals with knowledge of the manufacture of the Product available, at a rate of [* * *] per hour, to provide the assistance described in Section 7.05(a) above. Such individuals shall remain as employees of Novavax, and nothing herein shall be construed to impose upon Graceway any obligations as an employer of any such individual.
     7.06 Transfer of Records.
          Upon the expiration or termination of this Agreement, Novavax shall promptly deliver to Graceway all documentation, records and files in Novavax’s possession related to the manufacturing, testing and/or release of the Product, whether generated before or during the term of this Agreement, including all regulatory reports, validation documents, batch record history and stability and Product complaint databases.
ARTICLE 8
SHIPMENT AND DELIVERY; INVENTORY AND RAW MATERIALS
     8.01 Shipment and Delivery.
          (a) All shipments of the Product pursuant to this Agreement shall be F.O.B. Catalent Facility (i.e., Graceway will pay for shipment). All shipments must be accompanied by a packing slip which describes the articles and shows the shipment’s destination. Novavax agrees to promptly forward the original bill of lading or other shipping receipt for each shipment in accordance with Graceway’s instructions. Novavax further agrees to promptly render, after

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delivery of goods or performance of services, correct and complete invoices to Graceway, and to accept payment by check or, at Graceway’s discretion, other cash equivalent (including electronic transfer of funds).
          (b) The risk of loss with respect to the Product shall remain with Novavax until the point at which such Product is delivered to the loading dock at the Catalent Facility. Novavax will pack all the Product ordered hereunder in a manner suitable for shipment and sufficient to enable the Product to withstand the effects of shipping, including handling during loading and unloading.
          (c) Novavax shall provide to Graceway upon each shipment of each Lot the following: (i) Novavax’s standard certificate of analysis for each Lot certifying that the delivered batch contained in the Lot is in conformance with all the Specifications, (ii) test results with respect to each batch, (iii) deviation reports related to manufacturing, testing and/or packaging, for each batch and (iv) an executed batch record.
     8.03 Inventory; Raw Materials.
          (a) Novavax will maintain inventory of the Product on a first-in, first-out basis. Novavax will use commercially reasonable efforts to manage such inventory as efficiently as possible.
          (b) Novavax shall, during the term of this Agreement, maintain such inventory of Raw Materials as are reasonably required to manufacture and package the Product in the quantities set forth in the Delivery Schedule; provided, that Graceway has agreed to permit Novavax to use the Raw Materials Inventory at no cost to Novavax in connection with the manufacture of the Product for Graceway.
ARTICLE 9
MONITORING; INSPECTION
     9.01 Monitoring.
          At all times during the term of this Agreement, Graceway shall have the right to have an employee or other representative of Graceway present on site at the Catalent Facility while any of the Product is being manufactured pursuant to this Agreement. Novavax shall provide Graceway with at least ten (10) days advance notice of the commencement of manufacturing of any Lot hereunder so that Graceway has sufficient time to have its employee or representative present for the manufacturing of such Lot. Graceway agrees to cause its employees and representatives to follow Novavax’s operating and security procedures in connection with the manufacturing process for the Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
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     9.02 Inspection.
          In addition and to and without limiting Graceway’s rights under Section 9.01, Graceway shall have the right, upon reasonable notice to Novavax and during regular business hours, to inspect and audit, not more than once during the term of this Agreement (except that Graceway shall have an immediate right of inspection for good cause), the facilities being used by Novavax for production and storage of the Product to assure compliance by Novavax with cGMP and applicable FDA and other rules and regulations and with other provisions of this Agreement. Novavax will provide a written response to any cGMP or other issues noted by Graceway within ten (10) days of receipt of Graceway correspondence. Novavax shall notify Graceway as promptly as practicable of any audit, review or inspection by any regulatory authority relating, directly or indirectly, to the Product, and shall in any event notify Graceway of any such audit, review or inspection within twenty four (24) hours of Novavax’s first being informed of any such event. Novavax and Graceway will work together to remedy or cause the remedy of any deficiencies which may be noted in any such audit or, if any such deficiencies cannot reasonably be remedied within a seven (7) day period, develop a written plan to remedy such deficiencies as soon as possible. The costs of such remedy shall be borne by Novavax.
ARTICLE 10
DEFECTIVE PRODUCT; TESTING; QUALITY CONTROL; STABILITY TESTING
     10.01 Acceptance; Disposition of Defective Product.
          Graceway may reject any amount of the Product delivered under this Agreement that does not comply with the Specifications by giving written notice of such non-conforming Product to Novavax within thirty (30) days after delivery to Graceway. If, as to a particular Lot, Graceway does not so notify Novavax that such delivery is non-conforming within such period, Graceway will be deemed to have accepted such quantities of the Product. Graceway shall notify Novavax of the existence and nature of any non-compliance or defect of which Graceway becomes aware, and Novavax shall have a reasonable opportunity, not to exceed ten (10) days from receipt of notification, to inspect such defective Product and provide Graceway with detailed written instructions to return or dispose of such defective Product. If Novavax fails to so inspect and instruct Graceway as to the disposition of such defective Product, Graceway may dispose of such defective Product as it sees fit and Novavax shall promptly reimburse Graceway for all direct, out-of-pocket costs incurred by Graceway in such disposition. Graceway shall have no obligation to pay for any Product that is subject to such a claim of non-compliance or defect, and Novavax shall, within thirty (30) days after receiving notice of such noncompliance or defect, replace such defective Product at Novavax’s sole cost and expense, provided that Graceway’s sole and exclusive remedy for any rejected Product shall be a refund for the price paid for such rejected Product in the event Novavax cannot replace such Product by July 31, 2008.

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     10.02 Independent Testing.
          If, after Novavax’s inspections of the Product, the Parties disagree as to the Product’s conformance to the Specifications or whether the Product has such a defect, either Party may deliver the Product to an independent third party laboratory, mutually and reasonably acceptable to both Parties, for analytical testing to confirm the Product’s conformance to the Specifications or the presence or absence of defects. The results of the third party laboratory shall be binding on both Parties. All costs associated with such third party testing shall be borne by the non-prevailing Party. No inspection or testing of or payment for the Product by Graceway or any third party agent of Graceway shall constitute acceptance by Graceway thereof (except as described in this Article 10), nor shall any such inspection or testing be in lieu or substitution of any obligation of Novavax for testing, inspection and quality control as provided in the Specifications or under applicable local, state, or federal laws, rules, regulations, standards, codes or statutes.
     10.03 Reports.
          Promptly after Graceway’s reasonable written request, Novavax shall provide Graceway written reports that are routinely generated by or on behalf of Novavax in the course of manufacturing the Product.
     10.04 Complaint Handling.
          During and after the term of this Agreement, Novavax shall promptly convey to and inform Graceway of any customer or user complaints received by Novavax in connection with the Product. Novavax shall provide to Graceway the results of a complaint investigation no later than thirty (30) days from date of receipt of the complaint.
     10.05 Quality Control.
          (a) Prior to each shipment of the Product to Graceway, Novavax shall conduct or have conducted quality control testing of the API, excipients and finished Product in accordance with the Specifications and such other Novavax approved quality control testing procedures that are consistent with cGMPs. Novavax shall retain accurate and complete records pertaining to such testing.
          (b) Novavax shall not implement any change in the Specifications, testing methods or other procedures in connection with the manufacturing, testing and release of the Product without Graceway’s prior written consent.
          (c) Novavax shall notify Graceway of any deviation that may occur during the manufacturing, packaging and testing of the Product within twenty four (24) hours of discovery of such deviation. Novavax shall conclude its investigation of such deviation prior to shipment of the Product to Graceway.

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     10.06 Stability Testing.
          Effective upon such date as Graceway has identified, qualified and engaged an alternative laboratory for the conduct of quality control and stability testing (the “Stability Date”), Graceway shall be responsible for (a) taking and maintaining quality control and stability samples of all the Product delivered to Graceway and (b) testing stability samples of all the Product purchased hereunder. Graceway shall use reasonable efforts to engage and qualify such an alternative laboratory as soon as reasonably practicable. Novavax and Graceway shall cooperate in the qualification of such alternative laboratory. In the event such alternative laboratory is not qualified by [* * *], 2008, Novavax agrees to continue performing stability protocols, both for existing stability retains as well as the retains contemplated to be taken hereunder, until such alternative laboratory is qualified or until [* * *], 2008, whichever is earlier. As of the Stability Date, Novavax shall transfer to Graceway or Graceway’s designee Novavax’s existing stability samples for the Product as well as all validation reports and stability data pertaining to the existing stability samples. Notwithstanding the foregoing, if the Stability Date shall be after [* * *], 2008, then Graceway shall reimburse Novavax at cost (up to [* * *] per test point) for all reasonable internal or external costs and expenses incurred by Novavax to continue stability testing for the Product during the period from the expiration or termination of this Agreement until the Stability Date.
ARTICLE 11
FORCE MAJEURE
          If either Party is prevented from performing any of its obligations hereunder due to any cause which is beyond the non-performing Party’s reasonable control, including fire, explosion, flood, or other acts of God; acts, regulations, or laws of any government; war or civil commotion; strike, lock-out or labor disturbances; or failure of public utilities or common carriers (a “Force Majeure Event”), such non-performing Party shall not be liable for breach of this Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance will be excused for so long as such event shall be continuing; provided, that the non-performing Party gives prompt written notice to the other Party of the Force Majeure Event. Such non-performing Party shall exercise all commercially reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.
ARTICLE 12
LABELING; ART WORK; PROPRIETARY RIGHTS
          Graceway acknowledges that the appearance and text of any labeling, packaging and promotional material used in connection with the Product or any finished product containing or contained in the Product (“Packaging and Promotional Material”) shall be identical to the materials as manufactured by Novavax prior to the date of this Agreement. No artwork or other Packaging and Promotional Material component changes are permitted during the term of this Agreement.

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ARTICLE 13
CONFIDENTIALITY
     13.01 Confidential Information.
          All confidential information of one Party disclosed to the other Party under this Agreement (the “Confidential Information”) shall be maintained strictly confidential and used only for the purposes of this Agreement in accordance with this Article 13. Each Party may also disclose the other’s information to an Affiliate, agent or consultant (and, in the case of Novavax, to Catalent), solely for purposes of complying with the terms of this Agreement and provided that such Person is under a written obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 13. Each Party shall guard any Confidential Information of the other Party with the same level of diligence as it normally guards any of its own internal confidential, proprietary information. Each Party shall be responsible for the breach of any of the provisions of this Article 13 by a Person to whom such Party discloses information contemplated hereby. Notwithstanding the foregoing, each Party shall be relieved of the confidentiality and limited use obligations of this Agreement with respect to any information that:
          (a) is or becomes generally available to the public through no fault of the receiving Party; or
          (b) is acquired in good faith in the future by the receiving Party from a third party not under an obligation of confidence to the disclosing Party with respect to such information.
          The Parties understand and agree that it shall be the receiving Party’s burden of proof to show the applicability of any of the exceptions set forth in clauses (a) or (b) above.
     13.02 Permitted Disclosure.
          Notwithstanding the above obligations of confidentiality and non-use, a Party may disclose information as and to the extent required to comply with applicable laws and regulations, including the rules and regulations of the U.S. Securities and Exchange Commission. In making such permitted disclosures as set forth in this Section 13.02, the disclosing Party shall use reasonable efforts to promptly first notify the owner of the Confidential Information so as to allow the owner of the Confidential Information an opportunity to seek a protective order or otherwise limit any such disclosure. In any event, the disclosing Party shall only disclose such information as is required to be disclosed pursuant to the law, regulation, rule or order, and shall obligate the recipient to secrecy on the same terms as set forth herein. Each Party shall restrict the disclosure of Confidential Information of the other so that only the Persons that need to know it shall be informed and the disclosure be limited to only such portions as necessary for the purposes of this Agreement.

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     13.03 Publication and Promotional Materials.
          Neither Party shall state or imply, in any advertisement or sales promotional material (a) the name of the other Party or the name(s) of any employee(s) of the other Party; or (b) the name of any Affiliate of the other Party or the name(s) of any employee(s) of such Affiliate without the prior written consent of the other Party.
     13.04 Consent.
          (a) Except for the filing of a copy of this Agreement with the U.S. Securities and Exchange Commission or other securities commission of such other jurisdictions whose laws may apply to either Party to the extent required by law and such other public announcements as may hereafter become required by law, regulation or rule due to changes from the facts and circumstances in existence as of the date hereof, no Party hereunder shall disclose this Agreement or make any public announcement or filing concerning this Agreement or the subject matter hereof without the prior written consent of the other. In the event that pursuant to the foregoing a Party shall file a copy of this Agreement with the U.S. Securities and Exchange Commission or other securities commission of such other jurisdictions whose laws may apply to either Party, it shall use reasonable efforts to seek confidential treatment for all portions thereof reasonably requested by the other Party. Any proposed announcement or filing by a Party shall be made available to the other Party in advance of publication or filing, as the case may be, for review and comment. If a Party decides to make an announcement or disclosure required by law or as otherwise permitted under this section of this Agreement, it will provide the other Party with at least ten (10) days, where possible, advance written notice of the text of any such written announcement or disclosure or content of any non-written disclosure or announcement, except to the extent applicable law requiring disclosure would not permit such advance notice (such as in the case of certain securities filings), in which case the disclosing Party will give the maximum notice possible under the circumstances, so that the other Party will have an opportunity to comment upon the announcement or disclosure.
          (b) Except for permissible publications under this Article 13, neither Party will publish any information based upon or derived from the work performed under this Agreement without the prior review and consent of the Parties pursuant to this Article 13.
     13.05 Conflict.
          With respect to information disclosed on or after the date hereof between Graceway and Novavax under the provisions of this Agreement, the provisions of this Agreement shall govern and prevail. In the event of any conflict between this Agreement and the confidentiality provisions set forth in the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and prevail.

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ARTICLE 14
CERTAIN REPRESENTATIONS; WARRANTIES AND COVENANTS
     14.01 Product Warranties.
          Novavax warrants to Graceway that all of the Product supplied in connection with this Agreement shall, at the time of delivery, have been manufactured in accordance and conformity with all the Specifications.
     14.02 Execution and Performance of Agreement.
          Each of Novavax and Graceway represents to the other that (a) it has full right, power and authority to enter into and perform its obligations under this Agreement; (b) the entry into and performance of this Agreement has been duly authorized, executed and delivered by it; and (c) this Agreement is the valid binding obligation of it enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Each of Novavax and Graceway further represents and warrants to the other that the performance of its obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which such Party or any of its Affiliates is a Party or by which it is bound.
     14.03 Catalent.
          Novavax represents and warrants that (a) Novavax has entered into an agreement or agreements with Catalent, including the Catalent Agreement, granting to Novavax rights sufficient for Novavax to perform its obligations under this Agreement, and (b) pursuant to such agreements, Graceway will have access to the Catalent Facility and the Manufacturing Equipment as provided for in this Agreement, including Section 9.01 and Section 9.02 hereof.
     14.04 Excluded Warranties.
          THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR NON-INFRINGEMENT, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
     14.05 Third Party Claims.
          EXCEPT FOR THEIR RESPECTIVE OBLIGATIONS UNDER ARTICLE 16 ARISING OUT OF THIRD PARTY CLAIMS, SUITS OR DEMANDS, OR THEIR OBLIGATIONS UNDER ARTICLE 13, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR

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EQUITABLE THEORY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER AND IN NO EVENT SHALL THE AGGREGATE DAMAGES PAYABLE BY A PARTY HEREUNDER EXCEED [* * *].
ARTICLE 15
COMPLIANCE
          Novavax agrees to comply with the applicable provisions of any federal, state or local law and all executive orders, rules and regulations issued thereunder, whether now or hereafter in force, including Executive Order 11246, as amended, Chapter 60 of Title 41 of the Code of Federal Regulations, as amended, prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex or national origin; Section 60.741.1 of Chapter 60 of 41 Code of Federal Regulations, as amended, prohibiting discrimination against any employee or applicant for employment because of physical or mental handicap; Section 60.250.4 of Chapter 60 of 41 Code of Federal Regulations, as amended, providing for the employment of disabled veterans and veterans of the Vietnam era; Chapter 1 of Title 48 of the Code of Federal Regulations, as Amended, Federal Acquisition Regulations; Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and the regulations and orders of the United States Department of Labor promulgated in connection therewith. Novavax shall comply with all present and future statutes, laws, ordinances and regulations relating to the manufacture and supply of the Product being provided hereunder, including, without limitation, those enforced by the FDA (including compliance with cGMPs) and International Standards Organization Rules 9,000 et seq.
ARTICLE 16
INDEMNIFICATION
     16.01 Indemnification by Novavax.
          Novavax shall indemnify and hold harmless Graceway and its directors, officers and employees from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses (including reasonable attorneys’ fees) claimed by third parties (collectively “Damages”) that may be sustained, suffered or incurred by Graceway or its directors, officers and employees, to the extent arising directly from or by reason of (a) the breach by Novavax of any warranty, representation, covenant or agreement made by Novavax in this Agreement; or (b) the negligence or willful misconduct of Novavax, except in each case to the extent Graceway is obligated to indemnify Novavax under Section 16.02.
     16.02 Indemnification by Graceway.
          Graceway shall indemnify and hold harmless Novavax and its directors, officers and employees from and against any and all Damages, that may be sustained, suffered or incurred by Novavax and its directors, officers and employees to the extent arising directly from or by reason of (a) the breach by Graceway of any warranty, representation, covenant or agreement made by Graceway in this Agreement; (b) the negligence or willful misconduct of

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Graceway, or (c) any claim, suit, or proceeding brought by a third party arising out of or related to the use or commercialization of the Product by or on behalf of Graceway or any of its Affiliates, except in each case to the extent Novavax is obligated to indemnify Graceway under Section 16.01.
     16.03 Claims.
          If any claim (a “Third Party Claim”) is made against a Party entitled to indemnification hereunder (an “Indemnified Party”) that, if sustained, would give rise to Damages to a Party (the “Indemnifying Party”) under this Agreement, the Indemnified Party shall promptly cause notice of the claim to be delivered to the Indemnifying Party along with all of the facts, information or materials relating to such claim of which the Indemnified Party is aware; provided, however, that failure to give such notification shall not affect the indemnification provided for hereunder except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnified Party shall deliver to the Indemnifying Party, within five (5) days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third Party Claim. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, unless the Third Party Claim involves potential conflicts of interest or substantially different defenses for the Indemnified Party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of any Third Party Claim that, if sustained, would give rise to a liability of the Indemnifying Party under this Agreement. The Parties shall cooperate in the defense or prosecution of any Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle or compromise a Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). The Indemnifying Party may pay, settle or compromise a Third Party Claim (a) with the written consent of the Indemnified Party, not to be unreasonably withheld or delayed or (b) without the written consent of the Indemnified Party, so long as such settlement (i) includes an unconditional release of the Indemnified Party

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from all liability in respect of such Third Party Claim and (ii) does not subject the Indemnified Party to any injunctive relief or other equitable remedy.
ARTICLE 17
MISCELLANEOUS
     17.01 Dispute Resolution.
          This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law). The Parties hereto hereby waive personal service of any process in connection with any such action, suit or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other Party, at such other Party’s address set forth pursuant to Section 17.05 hereof. In the alternative, in its discretion, any of the Parties hereto may effect service upon any other Party in any other form or manner permitted by applicable law.
     17.02 Relationship of the Parties.
          The relationship of Graceway and Novavax established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (a) give either Party any right or authority to create or assume any obligation of any kind on behalf of the other or (b) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.
     17.03 Entire Agreement.
          It is the mutual desire and intent of the Parties to provide certainty as to their respective future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The Parties have, in this Agreement, incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, except as provided for herein, neither Party makes any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement (a) constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement and (b) supersedes all previous understandings, agreements and representations between the Parties, written or oral. No modification, change or amendment to this Agreement shall be effective unless in writing signed by each of the Parties hereto.

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     17.04 Construction.
          Unless otherwise expressly provided for herein (a) financial and accounting terms will have the meaning ascribed to such terms in accordance with U.S. generally accepted accounting principles, consistently applied, (b) the word, “including”, will mean “including but not limited to” and the word “day” will mean “calendar day”, (c) references to the singular will include the plural and vice versa, (d) the use of any pronoun will include the neuter and both genders, and (e) references to Sections, Articles, Schedules and Exhibits will be references to Sections, Articles, Schedules and Exhibits to this Agreement and the word, “herein” and words of similar import will be construed to refer to this Agreement, and (f) headings and titles of Sections and Articles herein will be construed to be descriptive only and without any substantive or interpretive effect.
     17.05 Notice.
          All notices and other communications hereunder shall be in writing and shall be delivered personally, or sent by national overnight delivery service or postage pre-paid registered or certified U.S. mail, and shall be deemed given: when delivered, if by personal delivery or overnight delivery service; or if so sent by U.S. mail, three (3) business days after deposit in the mail, and shall be addressed:
          If to Novavax:
Novavax, Inc.
9920 Belward Campus Drive
Rockville, Maryland 20850
Telephone: (240) 268-2000
Facsimile: (240) 268-2122
Attention: Ray Hage
          with a copy to:
Cooley Godward Kronish LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
Attention: Kenneth J. Krisko, Esq.
Telephone: (703) 456-8581
Facsimile: (703) 456-8100

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          If to Graceway, to:
Graceway Pharmaceuticals, LLC
340 Martin Luther King Jr. Blvd.
Suite 500
Bristol, Tennessee 37620
Telephone: (423) 274-2100
Facsimile: (423) 274-2199
Attention: General Counsel
          with a copy to:
McDermott Will & Emery LLP
600 13th Street, N.W.
Washington, D.C. 20005-3096
Telephone: (202) 756-8035
Facsimile: (202) 756-8087
Attention: Thomas E. Repke, Esq.
or such other address as the addressee may indicate by written notice to the other Parties.
     17.06 Failure to Exercise.
          The failure of either Party to enforce at any time for any period any provision hereof shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce each such provision, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Remedies provided herein are cumulative and not exclusive of any remedies provided at law.
     17.07 Assignment.
          This Agreement may not be assigned by either Party without the prior written consent of the other which will not be unreasonably withheld or delayed, except that either Party may assign its rights and/or obligations hereunder to any of its wholly-owned Affiliates or to a successor to its business in a sale of all or substantially all of the assets of such Party. Subject to the foregoing sentence, this Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns. This Section 17.07 shall not be deemed to prohibit or otherwise apply to a change in control of Novavax (whether by merger or sale of capital stock or otherwise) at the shareholder or Board of Director levels or otherwise.
     17.08 Severability.
          In the event that any one or more of the provisions (or any part thereof) contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this

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Agreement or any other such instrument. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall not affect the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
     17.09 Further Assurances.
          Upon reasonable request from Graceway therefor, Novavax shall provide to Graceway, promptly, any samples of the Product, manufacturing information and other information as is necessary for Graceway to complete or obtain U.S. or foreign registration (including reimbursement arrangements) or approval in the Territory.
     17.10 Counterparts.
          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     17.11 Expenses.
          Each Party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.
     17.12 Survival.
          Sections 7.03, 7.05, 7.06, 10.04, 10.06, and Articles 12, 13, 14, 16, and 17 shall survive the termination of this Agreement in accordance with the respective terms thereof.

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          IN WITNESS WHEREOF, each of the parties hereto has executed this Supply Agreement, or has caused this Supply Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

NOVAVAX, INC.
By:	/s/ Raymond J. Hage, Jr.
	Name:	Raymond J. Hage, Jr.
	Title:	SVP Commercial Operations

GRACEWAY PHARMACEUTICALS, LLC
By:	/s/ Jefferson J. Gregory
	Name:	Jefferson J. Gregory
	Title:	Chairman and CEO

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